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EXHIBIT 4.8

ENGLISH LANGUAGE SUMMARY OF CREDIT FACILITY

2002-00028 - 85/36011957

                  a.       Free translation of the final version

                  b.       01/29/03

         MAIN TERMS AND PROPOSED CONDITIONS

BORROWER:         IUSI FranceIUS France SAS

AMOUNT:           EUR 11,000,000 divided into two tranches:

                  - Tranche A: EUR 4,000,000 (<Tranche A>)

                  - Tranche B: EUR 7,000,000 (<Tranche B>)

PURPOSE Tranche A: Financing of the partial repayment, up to EUR 4,000,000, of the shareholder's loan granted by IUSCanada Canada to the Borrower to settle the acquisition price of the whole share capital of PETITJEAN INDUSTRIES SAS.

                  Tranche B:

                           - financing, up to EUR 6, 000,000 4,600,000
                             maximum, of a shareholder loan to be granted by Borrower to Petitjean SAS for, on the one hand, the repayment of the vendor credit granted by I.U.S. Luxembourg to PETITJEAN SAS for the price of the ERW technology transfer for manufacturing the lighting poles and for energy distribution ("Distripole") (hereinafter "The Technology Transfer") and on the other part, the exclusive right to use anywhere in Europe said technology and market everywhere in the world its own production and the production of its subsidiaries based upon said technology.
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                           - financing, up to EUR 1,000,000 2,400,000
                             the repayment of the balance of the shareholder's loan granted by IUSI Canada Canada to the Borrower to settle the acquisition price of the whole share capital of PETITJEAN INDUSTRIIES SAS

                  The purposes financed by Tranches A and B hereinafter referred to under the generic term "the Operation"

ARRANGER AND AGENT:        BNP Paribas.

LENDERS: BNP Paribas and a group of banks (the "Banks"), the list of which will be set up by common consent between Borrower and Arranger.

TYPE:             Tranche A: Amortizing medium term loan (the<<Tranche A>>)

                  Tranche B: Amortizing medium term loan (the <<Tranche B >>) Tranches A and B being collectively referred to as "The Facility"

ITEM 22:          SPECIFIC CONDITIONS OF TRANCHE A

PURPOSE Financing of the partial repayment, up to EUR 4,000,000, of the shareholder's loan granted by IUSI Canada to the Borrower to settle the acquisition price of the whole share capital of PETITJEAN INDUSTRIES SAS.

AMOUNT:                    EUR 4,000,000

TERM:                      5 years as from A Utilization Deadline.

MATURITY DATE:             10 February 2008

CONDITIONS OF UTILIZATION  Subject to fulfilment of the conditions precedent, the Loan will be made available in one draw down, by 31 January 2003 at the latest
                           ("Utilization Deadline").

AMORTIZATION:              Tranche A will be amortized in 5 yearly instalments,
                           as per the following schedule:
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                           10 February 2004           EUR 800,000;
                                    10 February 2005          EUR 800,000;
                                    10 February 2006          EUR 800,000;
                                    10 February 2007          EUR 800,000;
                                    10 February 2008          EUR 800,000.

INTEREST RATE:             Interest rate is the sum of:
                           reference index
                           applicable margin.

REFERENCE INDEX:           3 months EURIBOR.

APPLICABLE MARGIN:         Applicable margin will be 2.25% per year, plus or
                           minus 1.75% depending on changes in ratios listed in Appendix 3.

                           Margin changes are applicable to the interest period following the one during which the certificate showing ratio levels is transmitted to Agent.

                           Margin reductions are subject to there being no Default Event under the Convention. Should a Default Event occur after a margin reduction has been applied, applicable margin will immediately be restored to its initial level.

INTEREST COMPUTATION:      Interest will be computed using the following
                           formula:

                           I = E x (Reference index + Applicable margin) x J/360 in which:
                           I = interest for the Interest Period concerned;
                           E = outstanding debt Tranche A;
                           J = Actual number of days in period concerned.

INTEREST PERIODS AND       Interests are payable quarterly in arrears.
PAYMENTS:                  The first interest period will begin on
                           Utilization Date of Tranche A and expire on 10 May 2003.

TRANCHE A SPECIFIC EVENT   non-utilization of Tranche B on the
OF DEFAULT:                10th of April by 31 March 2003 at
                           the latest.
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ITEM 23: SPECIFIC CONDITIONS OF TRANCHE B

PURPOSE           Tranche B:

                           - financing, up to EUR 6,000,000 4,600,000 maximum,
                             of a shareholder loan to be granted by Borrower to Petitjean SAS for, on the one hand, the repayment of the vendor credit granted by I.U.S. Luxembourg to PETITJEAN SAS for the price of the ERW technology transfer for manufacturing the lighting poles and for energy distribution ("Distripole") (hereinafter "The Technology Transfer") and on the other hand, the exclusive right to use anywhere in Europe said technology and market everywhere in the world its own production and the production of its subsidiaries based upon said technology.

                           - financing, up to EUR 1,000,0002,400,000 the
                             repayment of the balance of the shareholder's loan granted by IUSI Canada Canada Luxembourg to Borrower to settle the acquisition price of the whole share capital of PETITJEAN INDUSTRIES SAS.

AMOUNT:           EUR 7,000,000

TERM:             4 years and 9 months as from B Utilization Deadline.

MATURITY DATE:    10 February 2008

CONDITIONS OF UTILIZATION  Subject to fulfilment of the conditions precedent,
                           Tranche B will be made available in one draw down, by 31 March 2003 at the latest ("B Utilization Deadline").

AMORTIZATION:              Tranche B will be amortized in 5 yearly instalments,
                           as per the following schedule:

                  10 February 2004           EUR 1,400,000;
                           10 February 2005          EUR 1,400,000;
                           10 February 2006          EUR 1,400,000;
                           10 February 2007          EUR 1,400,000;
                           10 February 2008          EUR 1,400,000.
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                           It being specified that on Utilization Deadline of
                           the Tranche B, the outstanding indebtedness of Tranche A and B will be consolidated.

INTEREST RATE:             Interest rate is the sum of:
                           reference index
                           applicable margin.

REFERENCE INDEX:           3 months EURIBOR.

APPLICABLE MARGIN:         Applicable margin will be 2.25% per year, plus or
                           minus 1.75% depending on changes in ratios listed in Appendix 3.

                           Margin changes are applicable to the interest period following the one during which the certificate showing ratio levels is transmitted to Agent.

                           Margin reductions are subject to there being no Default Event under the Convention. Should a Default Event occur after a margin reduction has been applied, applicable margin will immediately be restored to its initial level.

INTEREST COMPUTATION:      Interest will be computed using the following
                           formula:
                           I = E x (Reference index + Applicable margin) x J/360 in which:
                           I = interest for the Interest Period concerned;
                           E = outstanding debt Tranche B;
                           J = Actual number of days in period concerned.

INTEREST PERIODS AND       interests are payable quarterly in arrears.
PAYMENTS:                  The first interest period will begin on
                           Utilization Date of Tranche B and expire on 10 August 2003.

TRANCHE B SPECIFIC

CONDITIONS PRECEDENT:               Utilization of Tranche
                                    A Participation to
                                    the Facility of at least two banks in
                                    addition to Arrangeur for a minimum global
                                    amount of EUR 7,000,000;
                                    Absence of event of default.;
                                    Provide company accounts of Borrower,
                                    Petitjean Industries SAS, Petitjean Services
                                    and Petitjean SAS,
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                                    duly certified by company statutory auditors
                                    as well as relevant company statutory
                                    auditors reports for the financial year
                                    ended on 30 September 2002; Change legal
                                    status of Borrower into a limited company
                                    (societe anonyme) and appoint as company
                                    Directors, the Chairman of Petitjean SAS and
                                    the financial manager;
                                    Provide a certificate established by the
                                    legal representative of creditor companies
                                    stating that all amounts due by other IUS
                                    Group companies have been settled, for a
                                    total amount of EUR 2,672,000 as of 30
                                    September 2002;
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                    1. COMMON CONDITIONS FOR TRANCHES A AND B

OPTIONAL EARLY AMORTIZATION:        Possible at any interest payment date,
                                    subject to 30 day prior notice. Minimum
                                    payment: EUR 500,000 and over, in multiples of EUR 100,000.

                                    Such amounts amortized in advance will be offset against outstanding instalments, in decreasing order of maturity.

                                    2% compensation on amortized amounts only if Loan is refinanced by third party banks.

MANDATORY EARLY AMORTIZATION:       In cases described in (i) and (ii) below,
                                    Borrower must amortize all or part of the Loan in advance, it being understood that, on the one hand, the amount corresponding to asset sales and Excess Cash-Flow net income will be determined on the base of Borrower's consolidated accounts as of 30 September of each financial year ("Reference Financial
                                    Year") and, on the other hand, Net Income will be determines based on Petitjean
                                    Operating Unit (i.e. Petitjean Industrie,
                                    Petitjean Services, Petitjean SAS and their subsidiaries) consolidated accounts for the financial year ended on 30 September of each financial year ("Reference Financial Year"), and will involve mandatory early amortization of Tranche A and B on 10
                                    February of the financial year following the one during which the mandatory early amortization obligation was incurred; any amounts thus amortized in advance will be offset against outstanding Loan instalments, in decreasing order of maturity.

                                    (i)      EXCESS CASH-FLOWNET INCOME:
                                    Starting on 10 February 2004, based on
                                    BorrowerPetitjean Operating Unit (i.e.
                                    Petitjean Industries, Petitjean Services,
                                    Petitjean SAS and their subsidiaries)
                                    consolidated accounts for the financial year
                                    ended on 30 September 2003, Borrower will
                                    have
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                                    to refund annually, on 10 February of the
                                    financial year following Reference Financial
                                    Year, the amounts described below:

                                    Net income after corporate tax of Petitjean
                                    Operating Unit (i.e. Petitjean Industries,
                                    Petitjean Services, Petitjean SAS and their subsidiaries) * 75% for the portion in excess of EUR 1,250,000.
 50% of consolidated Excess Cash-Flow, for the part in excess of _____ EUR.
                                    (ii)     ASSET SALES: Starting on 10
                                    February 2004, based on Borrower's
                                    consolidated accounts for the financial year ended on 30 September 2003, Borrower will have to amortize annually, on 10 February of the financial year following Reference Financial Year, an amount corresponding to the net amount of fixed asset sales, as determined based on Borrower's consolidated accounts for the financial year ended on 30 September of Reference Financial Year. An EUR 200,000 exemption per year will be applied.

LATE INTEREST:                      Late interest will be calculated on
                                    outstanding amounts, as from the concerned maturity date until effective payment date, at EONIA rate increased by Applicable
                                    Margin, plus 2%.

CONTRACTUAL TERMS:                  The Loan will be governed by a convention
                                    (the "Convention") acceptable to all parties concerned and will include the following clauses in particular:

CONDITIONS PRECEDENT (TO PROVISION OF FUNDS):

         1.       GENERAL TERMS

- Provide all corporate documents relevant to the operation, either original copies, or certified copies, such as registration certificate (Extraits
Kbis) less than 3 months old, Borrower's and PETITJEAN INDUSTRIE SAS, PETITJEAN SAS by-laws, minutes of Borrower's relevant corporate bodies deliberations concerning the operation and signatories powers of attorney, partners and/or shareholders agreements, ...;

- Provide proof certificate established by Borrower's statutory auditors of the existence at the date of signature of the Convention of a shareholder loan granted by IUSI Canada to the Borrower in the amount of EUR 24,425,139 including accrued interests due to Borrower, as of 26 January 2003 and not paid by IUSI Canada;
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-        Provide any relevant proof that IUS Canada transferred to IUSI
Luxembourg the above-mentioned shareholder loan in the amount of EUR 18,025,139;

- Provide the minutes of the Extraordinary Shareholders Meeting of Borrower deciding a capital increase reserved for IUSI Luxembourg by incorporating the shareholder's loan mentioned above as well as the related accrued interests, in the amount of EUR 19,899,9289,943,032.90;

- Provide a certificate by the statutory auditors proving that the above-mentioned capital increase was actually completed;

- Provide Petitjean Operating Unit (Petitjean Industries, Petitjean Services, Petitjean SAS and their subsidiaries) company accounts in the France or US Gap format duly certified by company statutory auditors, as well as statutory auditors relevant reports for financial year ended on 30 September 2002;

- Provide a list of Borrower and Petitjean Operating Unit (Petitjean Industries, Petitjean Services, Petitjean SAS and their subsidiaries) off balance sheet commitments on Convention signing date;

 - Provide a new convention governing invoicing rules between Borrower and its subsidiaries on the one hand, and other IUSI Group companies on the other hand, in particular IUSI Canada, showing similar terms to those usually applicable between PETITJEAN SAS and its subsidiaries or agents;

- Payment of Commissions concerning Tranche A when it is set up and Tranche B when it is set up;

- Provide the Reference Business Plan duly ratified by Petitjean SAS key executives, i.e. Messrs Michel Akoum, Benoit Pichard, Dominique Hemon, Habib Bahous and Axel Anders;

-        Absence of Events of default;

         2.       TERMS SPECIFIC TO THE OPERATION AND ITS FINANCING:

- Valid approval from Borrower's corporate bodies concerning the Loan and its lack of subordination;

- Provide written acceptance of Petitjean SAS Chairman and Financial Manager of their appointments as directors of IUS France, as soon as the latter has been turned into a limited company (societe anonyme);

- Provide a copy of the Bond Indentures of the high yield bonds issued by IUSI Canada and their amendments if any;

- Provide any document, duly certified by any approved third party, attesting to a maximum residual amount of USD 63,664,000 not redeemed, face value, in high yield bonds;

- Provide an agreement in writing (Consent AgreementSupplement Indenture) by the Trustee (Bank of Nova Scotia Trust Cy of New Yord)passed by the holders of at least 51% of the bonds issued by the BORROWER (IUSI Canada) and not yet redeemed, deemed to be an amendment to the high yield Bond Indentures cancelling any restrictions, namely for the borrower and its subsidiaries, to incur one or several bank facilities having seniority on the said bonds for an aggregated amount of up to US$ 15,000,000 and to provide any loan securities to secure said bank facilities;

- Provide a "legal opinion" issued by the Law firm "SHEARMAN &STERLING" concerning the validity of the amendments brought to the bond Indentures as well as their enforceability upon all the Bond holders acceptable for Arranger;

- Provide a statement certified by any accounting firm of international standard attesting the absence of financial indebtedness (as defined in the high yield Bonds Indentures) other than those resulting from the high yield bonds above-mentioned obligations among the companies of the IUSI Group;

- Provide an organization chart of IUSI Group, showing that Borrower is indirectly controlled by IUSI Canada, holding 100% of the share capital and voting rights;

- Provide a copy of the convention regarding the EUR 24,425,139 shareholder's loan granted by IUS Canada Canada to Borrower;

- Provide a copy of the contract regarding the acquisition by PETITJEAN SAS from I.U.S.Luxembourg, on the one hand, of the technology transfer and on the other hand of the exclusive right to use anywhere in Europe said technology and market everywhere in the world its own production and the production of its subsidiaries based upon said technology. Said contract providing a Vendor credit for the whole amount of the price of the Technology Transfer and repayable by 31 March 2003 at the latest in so far as Tranche B aimed, in particular, at providing the means to refinance said Vendor credit by a shareholder loan granted to PETITJEAN SAS be actually in place and also providing that in case of failure, PETITJEAN SAS will have a period of twelve months to find in agreement with I.U.S. Luxembourg an alternative solution to repay the Vendor credit;

 - Provide a copy of the technical and technological assistance and support contract entered into between I.U.S Lux and PETITJEAN SAS regarding the technology transfer;
3.       TERMS CONCERNING LOAN SECURITIES:

- Valid approval of Borrower's relevant corporate bodies concerning Loan securities;

- Set up, in favour of Agent, for Banks common account, a pledge of all shares making up PETITJEAN INDUSTRIES SAS share capital, except for 10 shares, it being expressly understood that all reserves attached to pledged shares shall be included in the pledge basis;

- If PETITJEAN INDUSTRIES SAS by-laws include an agreement clause, provide valid approval of PETTITJEAN INDUSTRIES SAS relevant corporate bodies concerning the above-mentioned pledge;

- Set up "key personnel" insurance assigned in favour of Agent, on behalf of the Banks, subscribed until 10 February 2006 by Borrower for:

         -        Mr Michel Akoum, in the amount of up to EUR 1,100,000 500,000;

         -        Mr Benoit Pichard, in the amount of up to EUR 1,00 850,000;

         -        Mr Dominique Hemon, in the amount of up to EUR 1,00 850,000;

         -        Mr Habib Bahous, in the amount of up to EUR 1,00 850,000;.

         -        Mr Axel Anders, in the amount of up to EUR 850,000;

Four months are allowed, as from the date the Convention is signed, to subscribe and assign such insurances; past this deadline, the margin applicable to the Loan will be increased by 0.25% per year until regularization, notwithstanding the provisions of the clause "Default Events" below;

- Provide summary statement of real and personal Loan securities provided by Borrower and its subsidiaries and considered adequate by Arranger;

REPRESENTATIONS:  Usual Borrower's representations, in particular:

- Borrower's capacity to sign any document concerning the Operation and any relevant deed;

- Compliance of Borrower's and its subsidiaries with laws, regulations and contracts;

- Obtaining of approvals required (included those of Borrower's corporate bodies) to sign all documents concerning the Operation;
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-        Validity and binding character of obligations of Borrower's and its subsidiaries in respect of any document concerning the Operation;

- No current or threatening law suits concerning Borrower and its subsidiaries likely to be detrimental to the Operation;

- No substantial negative change since publication of last audited financial statements (any fact or event directly or indirectly affecting Borrower or its subsidiaries, or change in their environment clearly likely to put their existence in danger, in the short or medium term);

-        No current bankruptcy proceedings or restructuring plan;

- No off balance sheet commitments, on the one hand, on Convention signing date, other than those listed in the financial statement established on that same date and provided to Agent; and, on the other hand, subsequently, on each financial year's closing date, other than those listed in the relevant audited accounts;

- No real or personal loan securities other than those provided or declared in connection with this Operation;

- Subscription to all insurance policies usually required in the field of activity of Borrower's or its subsidiaries;

-        No Default Event for the Borrower or its subsidiaries;

- Truthfulness of all information provided to the Arrangeur and all documentation related to the Operation;

- Ranking of commitments in respect of the Convention: no subordination of obligations subscribed by Borrower in respect of Loan to any other commitment of Borrower in respect of other credit institutions and/or lenders;

Statements shall deemed to remain valid until full payment by Borrower of any amounts due in respect of the Convention, principal, interest, late interest, commissions, expenses and ancillary costs.

UNDERTAKINGS

         1.       GENERAL UNDERTAKINGS:

Borrower's undertakings, in particular:

- Establish, within 2 months from the date the Convention is signed and, in any event, by the date Tranche B is drawn at the latest, a new convention that the Agent acting on behalf of the Banks, and in a constructive spirit, find acceptable, governing business and invoicing rules between, on the one hand, Borrower and its subsidiaries and, on the other hand, other IUS Group companies, in particular IUS Inc, showing terms and conditions equivalent to those usually applied between Petitjean SAS and its subsidiaries or agents, it being understood that such new convention will be effective retroactively as from the date of this Convention;

- Establish, within 2 months from the date the Convention is signed and, in any event, by the date Tranche B is drawn at the latest, a new convention that the Agent, acting on behalf of the Banks and in a constructive spirit find acceptable, governing assistance and technical and technological or industrial support and invoicing rules between, on the one hand, Borrower and its subsidiaries and, on the other hand, other IUS Group companies, in particular IUS Inc concerning technology transfer, it being understood that such new convention will be effective retroactively as from the date of this Convention;

- Completion of merger, by absorption of PETITJEAN SAS by PETITJEAN INDUSTRIE SAS, by the 10th of June 2003 at the latest; - Subscribe and keep in force all insurance policies usually required in the Group's field of activity;

-        Keep all Group assets and installations in a good state of repair;

-        Pay all taxes and duties on their due dates;

-        Run the business in compliance with the laws;

- With regard to its subsidiaries, practice a dividend policy in keeping with Loan redemption terms and affect all dividend distributions first to redeem the allowing the repayment of the Loan and payment of all related interest;

- Obtain and renew all approvals required to sign, execute or renew any document concerning the Operation;

- Not to provide, and ensure that its subsidiaries do not provide, without the prior consent of Agent acting on behalf of the Banks, any new real or personal loan securities other than those provided to secure the Facility or those already granted at the date of signature of the convention, except regarding the Borrower's subsidiaries the loan securities granted within the course of their normal business, and do everything required to make such undertaking effective;

- Not to contract, and ensure that its subsidiaries do not contract, without the prior consent of Agent acting on behalf of the Banks, any indebtedness in addition to the Loan and do everything required to make such undertaking effective;

- Not to carry out, and ensure that its subsidiaries do not carry out, without the prior consent of Agent, acting on behalf of the Banks, any external development operation, except for the acquisition of PETITJEAN ASIA PACIFIC for USD 1, and do everything required making such undertaking effective;

- Ensure that all Group companies end their financial years on 30 September each year during the whole term of the Loan, and do everything required to make such undertaking effective;

- Keep at all time, during the full term of the Loan, direct or indirect control over the whole share capital of PETITJEAN INDUSTRIES SA, PETITJEAN SERVICES SAS and their subsidiaries;

- Cover the Loan rate up to at least 65% until 10 February 2005, to be set up within 3 months as from Utilization Deadline. Past this date, the margin applicable to the Loan will be increased by 0.25% per year until regularization, notwithstanding any stipulations provided in the "Default Event" paragraph below;

2.       INFORMATION OBLIGATIONS:

- Provide all economic and financial information required to ensure follow-up of the Operation, including:

         -        Half-yearly:

                  * Borrower's consolidated management accounts established in a form to be determined with Agent;

                  * Statement establishing that all financial ratios have been complied with on a 12 sliding months basis, certified by statutory auditors, within 2 months following the date company accounts have been established as of 31 March of each financial year;

         -        Annually:

                  * Borrower's consolidated provisional budget within 60 days from the beginning of the financial year;

                  * Borrower's consolidated accounts certified by statutory auditors, within 6 months from the end of each financial year (including auditors' report);

                  * Borrower's subsidiaries certified accounts, within 6 months from the end of each financial year (including auditor's report);

                  * Statement as to compliance with financial ratios, certified by statutory auditors, within 6 months from the end of each financial year;

- At any time, provide any information concerning Group financial structure or business that the Banks may reasonably require;

- Organize any information meeting required by Agent, acting on behalf of the Banks,

-        Immediately inform Agent of any Default Event;

         3.       FINANCIAL UNDERTAKINGS:

- Borrower's undertaking to comply with the following ratios, established on a consolidated basis, on certain dates:

         -        R1: Net cash financial costs/Economic result

         -        R2: Net financial debts/Amended EBE

         -        R3: Free cash flow/Debt servicing

         -        R4: Financial debts/Equity

Ratios listed in Appendix 1 will be calculated based on Borrower's consolidated accounts and will have to be complied with annually as of 31 March of each financial year on a 12 sliding months basis and annually according to the table and for the levels mentioned in Appendix 2;

- Borrower's undertaking to comply and ensure compliance, annually, with maximum consolidated tangible and intangible (including booked production) investments in the following amounts:

         -        30/09/2003                 EUR 2,900,000

         -        30/09/2004                 EUR 3,500,000

         -        30/09/2005                 EUR 3,500,000

         -        30/09/2006                 EUR 3,500,000

         -        30/09/2007                 EUR 3,500,000

DEFAULT EVENTS:   Usual early amortization grounds, including in particular:

-        Payment default;

-        Misrepresentation;

- Failure to provide loan securities on appropriate date, or nullity of loan securities, or no compliance with relevant stipulations;

-        Failure to comply with undertakings, including financial ratios;

- Cross default clause on Borrower and its main subsidiaries, as from the first Euro, for any obligation not pertaining to the Loan in respect of the Banks or any of them;

- Cross default clause on Borrower and its main subsidiaries, as from the first Euro, for any obligation in respect of any third party other than the Banks, when such default is in excess of EUR 50,000;

- Negative substantial change unless Borrower can prove to Agent that it can deal with it;

- Loss of the indirect or direct control of the Borrower, at the level of 100% of the equity and voting rights BY I.U.S.I Canada, unless agreed beforehand in writing by Agent, acting on behalf of the Banks;

- Restructuring, without the prior approval of the agent acting on behalf of the Banks of PETITJEAN INDUSTRIES SAS and/or PETITJEAN SAS, resulting in a change in the type of business carried out by them, or depriving them of the means at their disposal, in particular in terms of commercial staff or support, except for the merger foreseen between PETITJEAN INDUSTRIES SAS and PETITJEAN SAS

- Change or non renewal of the statutory auditors, in charge at the time of signature of the Convention, during the term of the Facility, unless with the prior approval in writing of the Agent

-        Merger-demerger clause, partial business transfer;

- Legal proceedings, winding up, liquidation, rejection of the signature of Borrower and/or its subsidiaries;
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-        Total refusal or acceptance with significant reservations of statutory auditors to certify consolidated and/or company accounts of Borrower and its subsidiaries;

- Change in the main business of Borrower and/or its subsidiaries, with reference to their corporate purpose on the date the Convention was signed;

TAXES AND DUTIES:

All amounts due by Borrower will be paid free of any present or future taxes, duties, deductions or any other withholding tax of any kind whatsoever;

OTHER PROVISIONS:

Other usual provisions, in particular:

- New law clause: refund to Banks of any additional cost or offsetting of any remuneration loss as a result of new banking, tax (except wealth tax) or administrative regulations;

-        Illegality;

-        Market disruption clause (reference index listing failure);

- Clause concerning assignment or transfer by Banks of their interest in the Loan, subject to Borrower's approval, which should not be unduly refused or withheld;

- Banks majority rules pro rata to their commitments in respect of the Loan, with Agent's arbitration if there is no majority;

COSTS: All costs, including those incurred to preserve and exercise Banks' rights in respect of the Convention, shall be borne by Borrower, except for legal counsels' fees incurred by Arranger for the preparation, negotiation and execution (whether effective or not) of the Convention;

APPLICABLE LAW AND JURISDICTION: French law; Paris Commercial Court.

SETTING UP COMMISSION: 2.50% on one part, of the amount of Tranche A, to be paid to Arrangeur on the date the Convention is signed and on the other part, of Tranche B, payable at the date funds of Tranche B are made available;

PARTICIPATION COMMISSION: 1.10% of the amount of Tranche A, to be paid to the Arrangeur on the date the Convention is signed and, on the other part of Tranche B payable when the funds of Tranche B are made available and distributed among the Banks.

LOAN AGENT COMMISSION: EUR 15,000 per year, starting on the date the Convention is signed, and henceforth paid on each anniversary date, to cover day-to-day management of the Convention, exclusive of any exceptional occurrence;

OTHER TERMS: this offer is also subject, from the date of its acceptance and until the signature of the Convention, to nothing occurring which might be likely, in the Arranger's opinion, to be definitely detrimental to Borrower's situation, the value of Borrower's assets or Borrower's prospects;

OFFER EXPIRY: 31 January 2003, unless extended in writing by Arranger.

On behalf of Arrangeur:                                   On behalf of Borrower;